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                                                                   Exhibit 10.29

                         RECRUITMENT SERVICES AGREEMENT

         THIS RECRUITMENT SERVICES AGREEMENT ("Agreement") is entered into as of the 26 day of August, 1999 by and between Covance Inc., a Delaware corporation ("Covance") and AmericasDoctor.com, Inc. ("AD"), a Delaware corporation. AD and Covance are sometimes referred to herein as the "Parties" and individually as a "Party."

         WHEREAS, AD is engaged in the business of operating an Internet site located at the URL HTTP://WWW.AMERICASDOCTOR.COM and of the recruitment of patients for clinical trials;

         WHEREAS, Covance is engaged in the business of conducting clinical trials of biopharmaceutical products, among other things;

         WHEREAS, AD and Centerwatch, Inc. ("CW") shall gather certain data concerning clinical trial volunteers through the use of a trials volunteer questionnaire and shall store such data in a trials volunteer questionnaire database ("Trials Volunteer Questionnaire Database"); and

         WHEREAS, Covance desires to contract with AD for the recruitment of clinical trial candidates for Phase I through Phase IV clinical trials conducted by Covance on behalf of Covance's clients.

         NOW, THEREFORE, in contemplation of the foregoing recitals and in consideration of the mutual covenants and promises contained herein, the Parties hereby agree as follows:

                                    ARTICLE I
                     USE OF RECRUITMENT SERVICES BY COVANCE

1.1 RECRUITMENT SERVICES. AD shall provide a proactive Internet clinical trial recruitment campaign, pursuant to the terms herein, with respect to Phase I through Phase IV clinical development trials ("Recruitment Services") conducted by Covance with the goal of providing Covance with patients who meet the applicable inclusion/exclusion criteria for Covered Clinical Trials (as defined in Section 1.3 below), such criteria to be determined by Covance prior to the commencement of Recruitment Services and provided to AD in writing. Recruitment Services shall include, without limitation, the following: (a) actively searching the Trials Volunteer Questionnaire Database and other Internet databases for patients meeting the inclusion/exclusion criteria of the Covered Clinical Trials, to the extent AD has the right to search such other databases; (b) providing Covance with contact information for patients meeting the inclusion/exclusion criteria for participation in such Covered Clinical Trials or directly soliciting such patients' enrollment in such Covered Clinical Trials; (c) conducting active Internet patient recruiting campaigns to identify such patients including, with the prior written consent of Covance in each case and subject to Institutional Review Board approval, utilizing advertising including Internet banner ads on the AD site, and as AD deems appropriate, television, radio and other media to locate qualified patients; (d) identifying and targeting noncompetitive websites, including disease specific websites, as AD deems appropriate, which may be frequented by potential eligible patients and actively soliciting such individuals; and
     (e) as AD deems appropriate, utilizing other web-based means to locate and recruit eligible patients for such clinical trials. AD shall consult in advance

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     with Covance with respect to activities undertaken in connection with subparagraphs (c), (d) and (e) above.

1.2 PRICING. Covance and AD shall negotiate in good faith the pricing terms for Recruitment Services for each Covered Clinical Trial. The price for Recruitment Services shall be on a per Enrolled Patient basis. For purposes of this Agreement, Enrolled Patient shall mean a patient who has been assigned to a treatment or control group in a Covered Clinical Trial as a direct result of AD's Recruitment Services which shall be demonstrated to the reasonable satisfaction of Covance. In the event that AD shall present a name and contact information to Covance of a candidate derived from the Recruitment Services, or in the event that AD or its agents shall contact such candidate on behalf of Covance or its clients and, in each case, such candidate shall enroll in a Covered Clinical Trial, then such candidate shall be deemed to be enrolled as a result of AD's recruitment services, provided that such candidate shall not earlier have been made known to Covance through its own efforts or from a source other than AD. Covance shall provide reasonable assistance in confirming which individuals referred or solicited by AD hereunder have enrolled in a Covered Clinical Trial. The price for each Enrolled Patient shall depend on a number of factors including the rarity of the screening conditions for the trial, and other factors agreed to by the Parties. In the event the Parties are unable to agree on pricing with respect to a Covered Clinical Trial within five days of the initiation of pricing discussions, notwithstanding the provisions of Section 1.3 hereof, Covance shall have the right to allow persons other than AD to recruit clinical trial candidates through the Internet for the benefit of Covance or its client. Within 30 days after the commencement of any Covered Clinical Trial and every 30 days thereafter, AD shall provide Covance with a detailed statement setting forth each Enrolled Patient for each Covered Clinical Trial together with supporting documentation or verification, to the reasonable satisfaction of Covance, that such patient was enrolled as a direct result of AD's Recruitment Services. Covance shall pay AD within 30 days from receipt of such invoice.

1.3 USE OF SERVICE. Covance agrees that when appropriate in its sole discretion, it shall recommend to its clients that AD's services be used to recruit clinical trial candidates through the Internet; provided, however, Covance shall not recommend to its clients any other Internet recruitment services, other than that described in the last sentence of this Section. In the event Covance's client agrees to use such services for Phase I through Phase IV clinical trials conducted and managed by Covance (each such trial where such agreement is obtained shall be referred to herein as a "Covered Clinical Trial"), Covance shall use the Recruitment Services with respect to such Covered Clinical Trial to the exclusion of Internet recruitment services provided by other third parties for a period of 30 days after agreement of the Parties on the pricing terms. Nothing herein shall be construed to prohibit Covance from using its own website or database, on its own or through license to third parties, for the recruitment of patients or from developing, distributing and marketing a patient recruitment or clinical trials database either on its own or in conjunction with a third party.

1.4 EXCLUSIVITY AD agrees that it will not provide Recruitment Services to, or contract for the provision of Recruitment Services with, PAREXEL International Corp. or Quintiles Transnational Corp. during the term of this Agreement. In the event AD does provide or


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     contract for the provision of such services to either of such companies, then, notwithstanding any other provision of this Agreement, Covance shall have the right to terminate this Agreement at any time, which shall be Covance's sole remedy for breach of this Section 1.4.

                                   ARTICLE II
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1 AD REPRESENTATIONS AND WARRANTIES. AD represents and warrants to Covance as of the date hereof that the execution and delivery of this Agreement does not conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination or cancellation of, or accelerate the performance required by or maturity of, or result in the creation of any security interest, lien, charge or encumbrance on any of AD's assets pursuant to any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, permit, license, franchise, lease, contract, or other instrument or obligation to which AD is a party or by which any of its assets are bound or affected.

2.2 DATABASE RIGHTS. AD represents and warrants to Covance that AD has the exclusive rights to use CW's patient registration database for clinical trial recruitment and has the right to use such database for the benefit of Covance as contemplated in this Agreement.

2.3  AD COVENANTS.

     (a) AD covenants to Covance that on and after the date of this Agreement, AD shall materially comply with all applicable laws, rules, regulations and standards promulgated by governmental and non-governmental organizations governing its activities under this Agreement including the rules and regulations of the U.S. Food and Drug Administration relating to patient recruitment and laws relating to data privacy.

     (b) AD shall provide to Covance glossy brochures describing AD's Internet patient recruitment services for circulation to Covance's clients, as reasonably requested by Covance.

2.4  MUTUAL REPRESENTATIONS. Each Party represents to the other Party that:

     (a) it has the full power and authority to enter into, execute, deliver, and perform this Agreement;

     (b) the execution, delivery and performance of this Agreement and the consummation of all transactions contemplated herein, have been duly authorized by all necessary corporate and other actions of such Party; and

     (c) this Agreement, when executed and delivered by such Party, shall be the valid and binding obligations of such Party, enforceable against it in accordance with the Agreement's terms, subject to bankruptcy, insolvency and other similar laws affecting the rights of creditors generally and except that the remedies of specific performance, injunction and other forms of mandatory equitable relief may not be available.


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                                   ARTICLE III
                             RELATIONSHIP OF PARTIES

3.1 NO JOINT VENTURE. Nothing contained in this Agreement shall be construed as providing for a joint venture or partnership or for the sharing of profits or losses arising out of the efforts of either or both of the Parties, except as otherwise specifically provided for herein.

3.2 INDEPENDENT CONTRACTORS. The Parties are and shall conduct themselves as independent contractors in the performance of this Agreement. Neither Party shall have any right or authority to bind or commit the other Party to any agreement, undertaking or obligation without the prior written consent of the other Party.

3.3  CONFIDENTIAL INFORMATION.

     (a) As used in this Agreement, the term "Confidential Information" shall mean any information of a proprietary, technical or scientific nature in connection with a Covered Clinical Trial disclosed by Covance to AD unless specifically designated not to be confidential. It shall also include the identities of suppliers, customers and strategic partners of Covance and the terms of any agreements, contracts, understandings or relationships of Covance. Both Parties agree to keep the terms of this Agreement confidential.

     (b) AD shall treat as confidential all Confidential Information of Covance, shall not use such Confidential Information except for the purposes of this Agreement or as otherwise authorized in writing, shall implement reasonable procedures to prohibit the disclosure, duplication, misuse, or removal of Covance's Confidential Information, and shall not disclose such Confidential Information to any third party except as may be necessary and required under this Agreement and subject to confidentiality obligations at least as protective as those set forth in this Agreement. Without limiting the foregoing, AD shall use at least the same procedures and degree of care which it uses to prevent the disclosure of its own Confidential Information to prevent the disclosure of Confidential Information disclosed to it by Covance under this Agreement, but in no event less than reasonable care.

     (c) The foregoing restrictions as to Confidential Information shall not apply to information that:

          (i)  is known to AD prior to the communication to AD;

          (ii) has become publicly known through no wrongful act of AD;

          (iii) has been rightfully received from a third party authorized to make such communication without restriction;

          (iv) has been approved for release by the written authorization of Covance;

          (v) must be disclosed pursuant to an applicable law, statute, regulation or court order, in which event AD shall notify Covance promptly so that Covance may seek a protective order or other appropriate remedy. AD shall furnish only


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               that portion of the Confidential Information as is legally required to be disclosed and will use all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

3.4 INJUNCTIVE RELIEF. The Parties acknowledge that breach of Section 3.3 of this Agreement may result in material irreparable injury for which there is no adequate remedy at law, that it will not be possible to measure damages for such breaches, and that in the event of such a breach or threat thereof Covance shall be entitled (notwithstanding the provisions of Section 8.1) to seek and obtain a temporary restraining order, a preliminary injunction, a permanent injunction or other equitable relief restraining AD from engaging in activities prohibited by this Agreement. AD further acknowledges that in the event of such a breach or threat thereof Covance shall be entitled to obtain such other or further relief as may be required to specifically enforce any of the covenants of this Agreement. AD hereby agrees and consents that such injunctive or other relief may be sought in any court of competent jurisdiction in the State of New Jersey. AD agrees to and hereby does submit to IN PERSONAM jurisdiction before each and every such court for that purpose.

                                   ARTICLE IV
                   INDEMNIFICATION AND LIMITATION ON LIABILITY

4.1 INDEMNIFICATION. (a) COVANCE INDEMNIFICATION. Covance shall indemnify, defend and hold harmless AD and its subsidiaries and their respective officers, directors, employees and agents from, against and in respect of any and all losses, damages, costs or expenses (including reasonable attorneys' fees) (a "Loss") arising from any claim, action, suit, assessment, proceeding or demand (a "Claim") resulting from, relating to or arising out of (i) any breach of its representations, warranties, covenants or agreements in or under this Agreement, (ii) the negligence, gross negligence or intentional misconduct or inaction of Covance in the performance of its obligations under this Agreement, or (iii) its materials, trademarks or logos infringing upon or violating any patent, copyright, trademark or other property right or privacy right of any third party; provided, that if such Loss or Claim arises in whole or in part from the negligence, gross negligence or intentional misconduct or inaction of AD, then the amount of the Loss or Claim that Covance shall indemnify AD for pursuant to this Section 4.1 shall be reduced by an amount in proportion to the percentage of ADs' responsibility for such Loss or Claim as determined by a court of competent jurisdiction in a final and non-appealable decision or, if available, pursuant to the arbitration provisions of Article VIII of this Agreement, or in a binding settlement between the Parties. Covance further agrees that in the event it has contractual indemnification rights from a sponsor of a Covered Clinical Trial which rights by their terms apply to Covance's vendors, Covance shall use all reasonable efforts to assist AD in enforcing such rights for and on behalf of AD with respect to any Losses arising from any Claim resulting from such Covered Clinical Trial. Nothing herein shall limit Covance's discretion with respect to the negotiation and execution of contracts with sponsors of clinical trials.

     (b) AD INDEMNIFICATION. AD shall indemnify, defend and hold harmless Covance and its subsidiaries and their respective officers, directors, employees and agents from, against and in respect of any and all Losses arising from any Claim resulting from, relating to or arising out of (i) any breach of its representations, warranties, covenants or agreements in or under this Agreement, (ii) the negligence, gross negligence or intentional misconduct


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     or inaction of AD in the performance of its obligations under this
     Agreement, or (iii) its materials, trademarks or logos infringing upon or violating any patent, copyright, trademark or other property right or privacy right of any third party; provided, that if such Loss or Claim arises in whole or in part from the negligence, gross negligence or intentional misconduct or inaction of Covance, then the amount of the Loss or Claim that AD shall indemnify Covance for pursuant to this Section 4.1 shall be reduced by an amount in proportion to the percentage of Covance's responsibility for such Loss or Claim as determined by a court of competent jurisdiction in a final and non-appealable decision or, if available, pursuant to the arbitration provisions of Article VIII of this Agreement, or in a binding settlement between the Parties.

     (c) THIRD PARTY CLAIMS. Upon receipt of notice of any Claim brought or asserted against any party hereto by any third party which may give rise to a right of indemnity from the other party or Parties hereto, the party seeking indemnification (the "Indemnified Party") shall give written notice thereof within fifteen (15) days of receipt of notice of any such Claim to the other party or Parties (the "Indemnifying Party") with a Claim for indemnity; provided, that failure to give notification within such timeframe shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Such Claim for indemnity shall indicate the nature of the Claim and the basis therefore. The Indemnifying Party shall have ten
     (10) days from its receipt of the notice of the Claim to notify the Indemnified Party whether or not the Indemnifying Party elects, at its sole cost and expense, to defend the Indemnified Party hereunder against such Claim; PROVIDED, that, if the Indemnified Party has provided written notice of a third party Claim to the Indemnifying Party within fifteen (15) days of the Indemnified Party's receipt of notice of such Claim, the Indemnified Party is authorized, but not obligated, prior to notification from the Indemnifying Party of its desire to defend the Claim, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interest.

     The Indemnifying Party shall be permitted to defend the Claim if it so elects, provided that (i) the Indemnified Party is given the right to participate in the defense of such Claim at its own cost and expense and
     (ii) the Indemnifying Party will, prior to making any settlement, consult with the Indemnified Party as to the terms of such settlement. The Indemnified Party shall have the right, at its election, to release and hold harmless the Indemnifying Party from its indemnification obligations hereunder with respect to such Claim and assume the complete defense of the same in return for payment by the Indemnifying Party to the Indemnified Party of the amount of any settlement offer by the Indemnifying Party. The Indemnifying Party will not, in defense of any such Claim, except with the consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement which (i) does not include, as an unconditional term thereof, the giving by the third party to the Indemnified Party of a release from all liability in respect thereof or (ii) imposes any obligation on the Indemnified Party. After notice to the Indemnified Party of the Indemnifying Party's election to assume the defense of such Claim, the Indemnifying Party shall be liable to the Indemnified Party for such legal or other expenses subsequently incurred by the Indemnified Party at the request of the Indemnifying Party in connection with the defense thereof. As to those Claims with respect to which the Indemnifying Party does not elect to assume control of the defense, the Indemnified Party will afford the Indemnifying Party an opportunity to participate in


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     such defense, at the Indemnifying Party's own cost and expense, and will not settle or otherwise dispose of any of the same without the consent of the Indemnifying Party.

     (d) DIRECT CLAIMS. If an Indemnified Party shall have a Claim against an Indemnifying Party that does not involve a Claim being brought or asserted by a third party, then the Indemnified Party shall promptly send written notice thereof to the Indemnified Party with respect to such Claim; PROVIDED, that failure to give prompt notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. If the Indemnifying Party does not notify the Indemnified Party in writing within thirty (30) days from its receipt of the notice of the Claim that it disputes such Claim, then the amount of such Claim shall be conclusively deemed an indemnity obligation of the Indemnifying Party hereunder.

     (e) PAYMENT OF INDEMNIFICATION OBLIGATIONS. If an Indemnifying Party is required to make any payment under this Section, the Indemnifying Party shall promptly pay the Indemnified Party the amount so determined. If there should be a dispute as to the amount of any indemnity obligation owed under this Section, the Indemnifying Party shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute. The difference, if any, between the amount of the obligation ultimately determined as properly payable under this Section and the portion, if any, previously paid shall bear interest as provided in subsection (f) below.

     (f) FAILURE TO PAY. If all or part of any indemnification obligation under this Agreement is not paid when due, then the Indemnifying Party shall pay the Indemnified Party interest on the unpaid amount of the obligation for each day from the date the amount became due through the date on which payment in full is made, payable on demand, at the fluctuating rate per annum publicly announced on the date of the Claim for indemnification under this Agreement by First Union National Bank, N.A. (or its successors) as its so-called "prime rate."

     (g) BREACH BY INDEMNIFIED PARTY. A breach by the Indemnified Party of its obligations under this Agreement shall not relieve the Indemnifying Party of its obligations under this Section unless such breach was solely responsible for the Loss or Claim as determined by a court of competent jurisdiction in a final and non-appealable decision, or, if available, pursuant to the arbitration provisions of Section 8.1 of this Agreement, or in a binding agreement between the Parties.

                                    ARTICLE V
                              TERM AND TERMINATION

5.1 TERM. The term of this Agreement shall be for six months from the date hereof. Notwithstanding the foregoing, Covance may terminate this Agreement at any time upon 30 days written notice, provided, however, that any termination by Covance pursuant to this sentence shall not apply to any Covered Clinical Trial for which AD has commenced Recruitment Services for a Covered Clinical Trial pursuant to the terms herein.


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5.2  SURVIVAL OF CERTAIN TERMS. The provisions contained in Articles III, IV, V,
     VI, VII, VIII and IX shall survive termination, expiration, or cancellation of this Agreement.

5.3 TERMINATION. Upon the occurrence of any one of the following events, either Party may elect to terminate this Agreement by notice to the other Party, such termination to take effect on the date of the notice unless otherwise advised by the Party giving the notice:

     (a) If the other Party fails to comply with any material provision of this Agreement, and such failure is not cured or discharged within 30 days written notice thereof.

     (b) Upon the insolvency or bankruptcy of, or the filing of a petition for reorganization or liquidation under applicable bankruptcy or insolvency laws by or against, or an assignment for the benefit of creditors of, or the appointment of administrator, liquidator, trustee or receiver of, or any similar protective proceeding or act or event of bankruptcy with respect to one of the other Parties.

                                   ARTICLE VI
                                     NOTICES

Any notice, demand, request, statement, or other writing required or permitted by this Agreement shall be deemed to have been sufficiently provided when personally delivered, sent by telecopy transmission, or dispatched by air courier, addressed as follows:

To AD:            AmericasDoctor.com, Inc.
                  Attention:  Dr. Scott Rifkin
                  10065 Red Run Boulevard
                  Suite 200
                  Owings Mills, MD 21117
                  Fax No.:  410-581-1571

With a            Jamie Eisenberg, Esq
Copy to:          Rifkin, Livingston, Levitan & Silver, LLC
                  575 South Charles St.
                  Suite 200
                  Baltimore, MD  21201
                  Fax No.:  410-837-9716

To Covance:       Covance Inc.
                  Attention:  Mark Eisenach
                  210 Carnegie Center
                  Princeton, NJ  08540
                  Fax No.:  (609) 452-9865

With a            Covance Inc.
Copy to:          Attention:  Jeffrey S. Hurwitz
                  210 Carnegie Center
                  Princeton, NJ  08540
                  Fax No.:  (609) 452-9865


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                                   ARTICLE VII
                                 APPLICABLE LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, United States of America, regardless of its place of negotiation, execution, or performance and regardless of any principles of conflict of laws or choice of law which would require the application of the laws of another jurisdiction

                                  ARTICLE VIII
                               DISPUTE RESOLUTION

The Parties agree, expressly renouncing any other forum for the resolution of disputes, that except as provided in Section 9.2, any disputes arising out of, relating to, or arising in connection with this Agreement shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, except as modified by this Section. The arbitration panel shall consist of three arbitrators, one to be appointed by AD, one to be appointed by Covance and the third to be selected by the two arbitrators so appointed. The arbitration will be held in the City of New York, New York; and it shall be held as promptly as possible at such time as the arbitration tribunal may determine. The arbitration will be held in the English language. The arbitrator(s) shall state the reasons upon which the award is based. Judgment upon the arbitration award may be entered in any court of competent jurisdiction (including without limitation the courts of the United States, or application may be made to any such court for a judicial acceptance of the award and an order of enforcement, as the case may be. Except as otherwise specifically provided in this Article, no Party shall institute any action or proceeding against any other Party in any court with respect to any dispute which is or could be the subject of a claim or proceeding pursuant to this Article.

                                   ARTICLE IX
                                  MISCELLANEOUS

9.1 SUCCESSORS. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, and successors, permitted transferees, and permitted assignees.

9.2 THIRD PARTY BENEFICIARIES. This Agreement is for the sole benefit of the Parties and their permitted assignees and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties and such assignees, any legal or equitable rights hereunder.

9.3 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, and such counterparts shall together constitute but one and the same instrument.


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9.4  ASSIGNMENT. No Party shall assign or delegate this Agreement or any of its rights or obligations hereunder, other than to an Affiliate thereof which is capable of performing such Party's obligation hereunder, without the prior written consent of the other Party. Affiliate shall mean, with respect to any specified Person, (a) any other Person which owns (directly or indirectly) individually or as part of a group (as this term is defined under the Securities Exchange Act of 1934) greater than 50% of such specified Person or (b) any other Person of whom greater than 50% of the voting stock or other capital interest is owned by (directly or indirectly), individually or as part of a group (as this term is defined under the Securities Exchange Act of 1934) by such specified Person.

9.5 UNENFORCEABLE TERMS. If any term, provision, covenant, or condition of this Agreement is held invalid or unenforceable for any reason, the remainder of the provisions shall continue in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated. Furthermore, upon the request of any Party, the Parties shall add, in lieu of such invalid or unenforceable provisions, provisions as similar in terms to such invalid or unenforceable provisions as may be possible and legal, valid and enforceable.

9.6 INTERPRETATION. Where the context requires, words in the singular shall be construed as including the plural and words in the plural shall be construed as including the singular.

9.7 HEADINGS. Headings are intended only for reference purposes and shall not be used to construe or limit any provision of this Agreement.

9.8 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of and agreement between the Parties and supersedes all prior representations, understandings, and agreements between the Parties and their Affiliates with respect to the subject matter hereof.

9.9 AMENDMENTS. This Agreement shall be subject at any time to amendment upon the agreement of the Parties. Such amendments must be in writing, identify the provisions of this Agreement that are to be amended, and be signed by the Parties.

9.10 PRESS RELEASE AND COMMUNICATIONS. The Parties shall cooperate in preparing a press release concerning the transaction contemplated herein. Neither Party shall issue any such press release without the prior written approval of the other Party. AD shall not use the name of Covance or its clients in any advertising, media or any other forum without the prior written consent of Covance in each instance.

                         SIGNATURES FOLLOW ON NEXT PAGE


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         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly-authorized representatives as of the date first above written.


Covance Inc.:                               AmericasDoctor.com, Inc.:

By:    /s/ Mark Eisenach                    By:    /s/ Charles Bland
       ------------------------------              ---------------------------
Name:  Mark Eisenach                        Name:  Charles Bland
       ------------------------------              ---------------------------

Title: Corporate Vice President             Title: President
       ------------------------------              ---------------------------


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